Exhibit 99.1

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2020, the Company completed the sale of its interest in Mid-Continent properties located in Oklahoma (the “Mid-Continent Asset Sale”) to Staghorn Petroleum II, LLC under a Purchase and Sale Agreement dated August 4, 2020, for a purchase price of approximately $13 million. During the six months ended June 30, 2020, the Company recorded a noncash impairment charge of approximately $88 million to reduce the carrying value of these assets to fair value.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020, gives effect to the Mid-Continent Asset Sale as if it was completed as of June 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2020, and for the year ended December 31, 2019, give effect to the Mid-Continent Asset Sale as if it was completed as of January 1, 2019.

The following unaudited pro forma condensed consolidated financial statements are derived from historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions reflected therein had occurred on the dates indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from these transactions. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the Company’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that effect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information does not purport to represent what the actual results of operations would have been had the transaction occurred on the date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed financial information reflect estimates and assumptions that Company management believes to be reasonable.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2020

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Mid-Continent Assets Sale Pro Forma Adjustments		Riviera Resources, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$55,641	$13,418	(a)	$69,059
Accounts receivable – trade, net	22,551	(6,453)	(b)	16,098
Derivative instruments	7,059	—		7,059
Restricted cash	24,139	—		24,139
Other current assets	13,057	(943)	(c)	12,114

Total current assets	122,447	6,022		128,469

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	37,333	(11,554)	(d)	25,779
Other property and equipment, net	324,185	(1,887)	(d)	322,298
Other noncurrent assets	5,555	—		5,555

Total noncurrent assets	367,073	(13,441)		353,632

Total assets	$489,520	$(7,419)		$482,101

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,294	$(5,191)	(b)	$31,103
Derivative instruments	766	—		766
Other accrued liabilities	9,490	(1,131)	(c)	8,359

Total current liabilities	46,550	(6,322)		40,228

Noncurrent liabilities:
Credit facilities	75,400	—		75,400
Asset retirement obligations and other noncurrent liabilities	19,317	(13,189)	(d)	6,128

Total noncurrent liabilities	94,717	(13,189)		81,528

Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value	—	—		—
Common Stock, $0.01 par value	579	—		579
Additional paid-in capital	759,186	—		759,186
Accumulated deficit	(411,512)	12,092	(e)	(399,420)

Total equity	348,253	12,092		360,345

Total liabilities and equity	$489,520	$(7,419)		$482,101

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Mid-Continent Assets Sale Pro Forma Adjustments		Riviera Resources, Inc. Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$25,732	$(11,665)	(f)	$14,067
Gains on commodity derivatives	6,721	—		6,721
Marketing revenues	55,786	—		55,786
Other revenues	40	(8)	(f)	32

	88,279	(11,673)		76,606

Expenses:
Lease operating expenses	7,845	(4,904)	(f)	2,941
Transportation expenses	3,383	(2,191)	(f)	1,192
Marketing expenses	38,147	—		38,147
General and administrative expenses	21,123	—		21,123
Depreciation, depletion and amortization	15,112	(4,763)	(g)	10,349
Impairment of assets held for sale and long-lived assets	121,658	(87,683)	(h)	33,975
Taxes, other than income taxes	2,590	(819)	(i)	1,771
Gains (losses) on sale of assets and other, net	(2,031)	—		(2,031)

	207,827	(100,360)		107,467

Operating loss	(119,548)	88,687		(30,861)
Other income and (expenses):
Interest expense, net of amounts capitalized	(1,668)	—		(1,668)
Other, net	(1,008)	—		(1,008)

	(2,676)	—		(2,676)

Reorganization items, net	(494)	—		(494)

Loss before income taxes	(122,718)	88,687		(34,031)
Income tax expense	—	—	(j)	—

Net loss	$(122,718)	$88,687		$(34,031)

Loss per share:
Basic and diluted	$(2.11)			$(0.59)

Weighted average shares outstanding – basic and diluted	58,098			58,098

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	Riviera Resources, Inc. Historical	Mid-Continent Assets Sale Pro Forma Adjustments		Riviera Resources, Inc. Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$236,053	$(43,036)	(f)	$193,017
Gains on commodity derivatives	10,091	—		10,091
Marketing revenues	214,280	(7)	(f)	214,273
Other revenues	19,355	(93)	(f)	19,262

	479,779	(43,136)		436,643

Expenses:
Lease operating expenses	77,719	(16,319)	(f)	61,400
Transportation expenses	64,149	(4,830)	(f)	59,319
Marketing expenses	166,651	—		166,651
General and administrative expenses	61,671	—		61,671
Exploration costs	5,122	—		5,122
Depreciation, depletion and amortization	77,089	(10,171)	(g)	66,918
Impairment of assets held for sale and long-lived assets	208,376	—		208,376
Taxes, other than income taxes	15,374	(1,966)	(i)	13,408
(Gains) losses on sale of assets and other, net	(20,743)	—		(20,743)

	655,408	(33,286)		622,122

Operating loss	(175,629)	(9,850)		(185,479)
Other income and (expenses):
Interest expense, net of amounts capitalized	(6,997)	—		(6,997)
Other, net	(444)	—		(444)

	(7,441)	—		(7,441)

Reorganization items, net	13,359	—		13,359

Loss from continuing operations before income taxes	(169,711)	(9,850)		(179,561)
Income tax expense	127,859	(33,275)	(j)	94,584

Loss from continuing operations	$(297,570)	$23,425		$(274,145)

Loss per share from continuing operations:
Basic and diluted	$(4.71)			$(4.34)

Weighted average shares outstanding – basic and diluted	63,118			63,118

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIVIERA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Historical Riviera Resources, Inc.

These amounts represent the Company’s condensed consolidated historical balance sheet and statements of operations. Amounts as of June 30, 2020, and for the six months ended June 30, 2020, were derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Amounts for the year ended December 31, 2019, were derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

Pro Forma Adjustments

(a)	Reflects cash proceeds received of approximately $13 million.

(b)	Reflects elimination of outstanding accounts receivable – trade, net and accounts payable and accrued expenses.

(c)	Reflects elimination of other current assets and other accrued liabilities.

(d)	Reflects elimination of oil and natural gas properties, property, plant and equipment, other noncurrent assets, asset retirement obligations and other noncurrent liabilities.

(e)	Reflects net impact recognized from the Mid-Continent Asset Sale.

(f)	Reflects elimination of revenues and direct operating expenses associated with these assets.

(g)	Reflects reduction of depreciation, depletion and amortization expenses as a result of the Mid-Continent Asset Sale.

(h)	Reflects elimination of noncash impairment charge recorded during the six months ended June 30, 2020, to reduce the carrying value of assets to fair value.

(i)	Reflects elimination of taxes, other than income taxes.

(j)

Reflects elimination of income tax expense, determined using the Company’s effective tax rate, associated with recording a full valuation allowance against Mid-Continent deferred tax assets. There is no adjustment for the six months ended June 30, 2020, because a full valuation allowance was recorded in 2019.

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